                                 Exhibit 10.17
                     FOURTH AMENDMENT TO CREDIT AGREEMENT


     THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of December 16, 1999, by and between LESLIES'S POOLMART, a Delaware corporation (the "Borrower"), the financial institutions party to the Credit Agreement referenced below (collectively, the "Lenders" and each, a "Lender"), WELLS FARGO BANK, NATIONAL ASSOCIATION ("Wells Fargo"), as swingline lender (the "Swingline Lender"), and Wells Fargo as agent for the Lenders (the "Agent").

                                   RECITALS
                                   --------

     WHEREAS, the parties hereto are parties to a Credit Agreement dated as of June 11, 1997, as amended by the First Amendment thereto dated as of July 1, 1998, the Second Amendment thereto dated as of June 1, 1999, and the Third Amendment thereto dated as of November 16, 1999 (the "Credit Agreement"), pursuant to which the Agent and the Lenders have made available to Borrower a secured revolving credit facility;

     WHEREAS, Wells Fargo is currently the only Lender under the Credit
Agreement;

     WHEREAS, the parties hereto have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes;

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

     2. Section 1.1 of the Credit Agreement is amended by deleting the definition of "Applicable LIBO Rate Margin" and substituting the following:

     "Applicable LIBO Rate Margin" means (i) at all times prior to Borrower's
      ---------------------------
delivery of the financial statements required in Section 5.3 hereof in respect
                                                 -----------
of Borrower's fiscal quarter ending in January 2000, 2.75%, and (ii) at all times thereafter during each period between (x) the date of Borrower's delivery of financial statements required in Section 5.3 hereof in respect of any fiscal
                                    -----------
quarter of Borrower and (y) the date of Borrower's delivery of such financial statements in respect of the next following fiscal quarter of Borrower, the margin set forth below (corresponding to the applicable Funded Funded Debt Ratio for such fiscal quarter) under the heading "Applicable LIBO Rate Margin" below:

Funded Debt Ratio       Applicable LIBO Rate Margin   Applicable Prime Rate Margin
Greater than
5.00 to 1.00:                      2.75%                          1.00%

Less than or equal
to 5.00 to 1.00, but
greater than

4.50 to 1.00:                      2.50%                          0.75%


Less than or equal
to 4.50 to 1.00, but
greater than

4.01 to 1.00:                      2.00%                          0.25%

Less than or equal
to 4.00 to 1.00:                   1.75%                          0.00%

     The Applicable LIBO Rate Margin as in effect from time to time shall be determined based upon Borrower's Funded Debt Ratio, as calculated quarterly as at the end of each fiscal quarter of Borrower for the period in effect at such time as specified above. The Applicable LIBO Rate Margin in effect shall be redetermined quarterly on the date Agent receives quarterly financial statements pursuant to Section 5.3 hereof. Anything to the contrary notwithstanding
            -----------
contained in this Credit Agreement, any LIBO Rate Loan outstanding on a day on which the Applicable LIBO Rate Margin changes automatically shall be adjusted as of the date on which, and to the extent that, the Applicable LIBO Rate Margin is adjusted.

     Section 5.9(b) of this Agreement requires Borrower and its Subsidiaries to
     --------------
maintain their financial condition such that the Funded Debt Ratio is not greater than certain levels at certain times as set forth therein. The fact that the above columns may specify an Applicable LIBO Rate Margin and an Applicable Prime Rate Margin for a Funded Debt Ratio which at some dates may be greater than the Funded Debt Ratio which is required under Section 5.9(b) is not
                                                           --------------
intended to alter the requirements of Section 5.9(b), nor shall it deprive the
                                      --------------
Lender Parties of any right or remedy available hereunder in the event of a failure to comply with Section 5.9(b).
                       --------------

     3. Section 1.1 of the Credit Agreement is amended by deleting the definition of Applicable Prime Rate Margin" and substituting the following:

     "Applicable Prime Rate Margin" means (i) at all times prior to Borrower's
      ----------------------------
delivery of the financial statements required in Section 5.3 hereof in respect
                                                 -----------
of Borrower's fiscal quarter ending in __________, ____%, and (ii) at all times thereafter during each period between (x) the date of Borrower's delivery of financial statements required in Section 5.3 hereof in respect of any fiscal
                                 -----------
quarter of Borrower and (y) the date of Borrower's delivery of such financial statements in respect of the next following fiscal quarter of Borrower, the margin set forth (corresponding to the applicable Funded Funded Debt Ratio for such fiscal quarter) under the heading "Applicable Prime Rate Margin" in the table contained within the definitions of Applicable LIBO Rate Margin above. The Applicable Prime Rate Margin as in effect from time to time shall be determined based upon the Borrower's Funded Debt Ratio for the period in effect as such time as specified above. The Applicable Prime Rate Margin in effect shall be redetermined quarterly on the date Agent receives quarterly financial statements pursuant to Section 5.3 hereof. Anything to the contrary
                       -----------
notwithstanding contained in this Credit Agreement, any Prime Rate Loan outstanding on a day on which the Applicable Prime Rate Margin changes automatically shall be adjusted as of the date on which the Applicable Prime Rate Margin is adjusted.

     4. Section 1.1 of the Credit Agreement is amended by deleting the definition of "Line Maturity Date" and substituting the following:

     "Line Maturity Date" means November 15, 2000.
      ------------------

5. Section 5.9(a) of the Credit Agreement is deleted and the following substituted therefor:

     "(a) Tangible Net Worth not less than the amounts shown below, determined as of the end of each corresponding fiscal quarter:

           December 1999           $66,177,000
           March 2000              $54,868,000
           June 2000               $70,000,000
           September 2000          $77,000,000"

     6. Section 5.9(b) of the Credit Agreement is deleted and the following substituted therefor:

     "(b) Funded Debt Ratio not greater than the ratio set forth below, determined as of the end of the corresponding fiscal quarter:

           December 1999           7.42:1.00
           March 2000              8.75:1.00
           June 2000               5.00:1.00
           September 2000          4.33:1.00"

     7. Section 5.9(c) of the Credit Agreement is deleted and the following substituted therefor:
     "(c) EBITDA Coverage ratio not less than the ratio set forth below, determined as of the end of the corresponding fiscal quarter:

           December 1999           1.40:1.00
           March 2000              1.20:1.00
           June 2000               1.70:1.00
           September 2000          1.90:1.00"

     8. Schedule I attached to the Credit Agreement is corrected to reflect the intent of the parties which had been expressed in the prior Third Amendment to Credit Agreement by deleting the reference to "$25,000,000 from June 16 through December 14 of each year and $50,000,000.00 from December 15 through June 15 of each year" as the "Commitment" specified therein for Wells Fargo as Lender and Swingline Lender, and by substituting therefor the following:

     "$50,000,000 from and including November 15, 1999 up to and including June 15, 2000, and thereafter from and including December 15 up to and including June 15 of each year and $25,000,000.00 from and including June 16 up to and including December 14 of each year."

     9. It is a condition precedent to the effectiveness of this Amendment that all of the following conditions be satisfied on or before December 31, 1999 or such later date as may be approved by Agent:

     (a) This Amendment shall have been duly executed by Borrower in the space below and returned to Agent.

     (b) Agent Agent shall have received such certified corporate resolution and incumbency certificate of the Borrower, duly authorizing the Borrower's entry into and performance of this Amendment, as Agent may reasonably require in connection herewith.

     (c) Agent shall have received such certified corporate resolution and incumbency certificate for each Guarantor, duly authorizing each Guarantor's acknowledgment and consent hereto, as Agent may reasonably require in connection herewith.

     (d) Agent shall have received such evidence as it may reasonably require to assure it that all authorizations or approvals of any Governmental Authority and all approvals or consents of any other Person, required in connection with this Amendment have been obtained.

     (e) Agent shall have received such legal opinion from counsel to Borrower and the Guarantors with respect to this Amendment as Agent may reasonably require.

     10. Except as specifically provided herein, all terms, covenants and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect, without waiver or modification.

     11. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein, as same may be modified hereby. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, as same may be modified hereby, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

     12. This Amendment may be executed in any number of identical counterparts, any set of which signed by al the parties hereto shall be deemed to constitute a complete, executed original for all purposes.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

LESLIE'S POOLMART, INC.,
a Delaware corporation

By:_____________________

Title:__________________

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Agent, as
Swingline Lender and as Lender

By:_____________________

Title:__________________


ACKNOWLEDGMENT AND CONSENT OF GUARANTORS:

Each of the undersigned in its capacity as a Guarantor under the Continuing Guaranty to which it is a party, each dated June 11, 1997 and executed in favor of the Lenders, the Swingline Lender and the Agent (each Continuing Guaranty, a "Guaranty"), hereby acknowledges and consents to the foregoing Amendment. Each of the undersigned acknowledges that its consent is being sought purely as a protective measure and understands that the terms of the Credit Agreement and the other Loan Documents may be amended or otherwise modified without prior notice to or consent of the undersigned and without discharging or otherwise affecting the liability of the undersigned under its Guaranty. Each of the undersigned reaffirms that it will continue to be bound by all of the provisions of its Guaranty and that such Guaranty will remain in full force and effect notwithstanding the effectiveness of the foregoing Amendment.

LESLIE'S POOL BRITE, INC.

By:_____________________

Title:__________________

SANDY'S POOL SUPPLY, INC.

By:_____________________

Title:__________________